Exhibit 10.1

Farmington savings bank
phantom stock plan

Effective January 1, 2009

Farmington Savings Bank
Phantom Stock Plan

This Phantom Stock Plan (the “Plan”) is adopted this 23rd day of Decemebr, 2008, by Farmington Savings Bank, a Connecticut corporation located in Farmington, Connecticut (the “Company”) and is effective as of January 1, 2009.

The purpose of this Plan is to encourage the non-employee directors and participating employees, who are members of a select group of management or other identified employees, to remain employees of the Company or provide services (in the case of directors), and reward such participating employees and non-employee directors for their contributions to the continued success of the Company.  The Company will pay all benefits under this Plan from its general assets.

Article 1
Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings specified:

Section 1.1   “Award” means the award of Phantom Stock, if any, that shall be the basis for any benefits under the Plan.  The Phantom Stock will be settled in cash.

Section 1.2   “Award Document” means the written document that provides for the Participant to receive an Award and it includes any performance criteria necessary to receive the Award.

Section 1.3   “Beneficiary” means each designated person or entity, or the estate of the deceased Participant that is entitled to any benefits hereunder upon the Participant’s death.

Section 1.4   “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.

Section 1.5   “Benefit Date” means, for each Award, the last day of the third (3rd) Plan Year following the grant of such Award.  For example, the Benefit Date for an Award attributable to 2009 would be December 31, 2012.  Except as otherwise provided in Sections 5.3 through 5.6,awards are subject to three-year cliff vesting and, for Participants who are not Non-employee Directors, a one-year Performance Period. Notwithstanding the foregoing, the Benefit Date for a Participant who has attained his or her Early Retirement Date or Normal Retirement Date is the last day of the one-year Performance Period and the Benefit Date for a Participant  who has died or become Disabled is December 31st of the year in which the death or Disability occurs.  Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control, the Benefit Date is the date of the occurrence of the Change in Control.

Section 1.6   “Board” means elected or appointed members of the Board of Directors of the Company.

Section 1.7   “Cause” means termination of a Participant’s employment for:

(a)   Gross negligence or gross neglect of duties;
(b)   Commission of a felony or of a misdemeanor involving moral turpitude;
(c)   Actions inimical to the interests of the Company, including but not limited to fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant’s employment; or
(d)   An order for removal of the Participant by the Company’s banking regulators.

Section 1.8   “Change in Control” means the occurrence of any of the following events:

(a)   the Farmington Savings Bank (“Bank”), if it converts to the stock form of organization, or the mutual First Connecticut Bancorp (“Holding Company”) parent of the Bank, if it converts to the stock form of organization, or any parent corporation of the Bank that may be formed (the “Parent”) merges into or consolidates with another corporation, or merges another corporation into the Bank, the Holding Company or the Parent, and as a result, with respect to the Bank, the Holding Company or the Parent, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by “Persons” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who were stockholders of the Bank, the Holding Company or the Parent, as the case may be, immediately before the merger or consolidation or, with respect to the Bank, the Holding Company or any Parent that is in the form of a mutual company, less than a majority of the directors of the resulting corporation immediately after a merger or consolidation were directors of the Bank, the Holding Company or the Parent, as the case may be, immediately before the merger or consolidation;

(b)   following any conversion of the Bank, the Holding Company or any Parent to the stock form of organization, any Person (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Parent or with respect to a conversion of the Bank, the Holding Company or any Parent), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the resulting corporation representing twenty-five percent (25%) or more of the combined voting power of the resulting corporation’s then-outstanding securities;

(c)   during any period of twenty-four (24) months, individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Bank, the Holding Company or the Parent to effect a transaction described in Sections 1.8(a), (b) or (d) hereof, (ii) a director nominated by any Person (including the Bank) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities representing twenty-five percent (25%) or more of the combined voting power of the securities of the Bank or any Parent or the Holding Company, if converted to the stock form of organization) whose election by the Board or nomination for election by the Bank’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(d)   the stockholders or Directors of the Bank approve a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank’s assets; or

(e)   the Board adopts a resolution to the effect that, for purposes of this Plan, a Change in Control has occurred.

Notwithstanding the foregoing, the term “Change in Control” shall not include the issuance of shares to the general public by the Bank or any Parent of the Bank or the conversion of the Bank or the Holding Company from the mutual to the stock form of organization where the stock organization issues its own shares to the general public unless any Person other than the Holding Company becomes the Beneficial Owner, directly or indirectly, of securities of the Bank or the Bank’s Parent representing twenty-five percent (25%) or more of the combined voting power of the Bank’s or the Bank’s Parent’s, as the case may be, then outstanding securities.

Section 1.9   “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.10  “Disability” means a Participant’s Termination of Employment on account of either (a) the Participant has been determined to be totally disabled by the Social Security Administration; or (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

Section 1.11  “Early Retirement Date” shall have the meaning provided in the Company’s defined benefit pension plan.

Section 1.12  “Effective Date” means January 1, 2009

Section 1.13  “Non-employee Director” means a Company Director who is not a common law employee of the Company.

Section 1.14  “Normal Retirement Date” shall have the meaning provided in the Company’s defined benefit pension plan.

Section 1.15  “Participant” means a selected employee or Non-employee Director of the Company who has been selected to participate in the Plan and who has completed any forms required by the Company for participation.

Section 1.16  “Performance Period” means the calendar year set forth in the Award Document.

Section 1.17  “Phantom Stock” means a contractual right to receive an amount in cash equal to the base book value plus appreciation of one (1) share of Phantom Stock, as determined in accordance with Section 4.2, subject to three-year cliff vesting and, for Participants who are not Non-employee Directors, a one-year Performance Period, except as otherwise provided in Sections 5.3 through 5.6.

Section 1.18  “Phantom Stock Account” means an entry on the records of the Company equal to the total number of shares of Phantom Stock credited to the Participant for a given Plan Year in accordance with Section 4.1 of this Plan, to be settled in cash.  The value of the Phantom Stock Account shall be determined in accordance with Section 1.19.

Section 1.19  “Phantom Stock Account Value” means the base value plus aggregate appreciation in value of each share of Phantom Stock credited to the Participant’s Phantom Stock Account.  All Awards will be settled in cash.  The appreciation in value of each Phantom Stock share shall be equivalent to the excess, if any, of (a) the book value of one (1) share of the Company as of the December 31st on or immediately preceding the payment of benefits under Article 5, over (b) the book value of one (1) share of the Company on the December 31st of the Plan Year to which the Award is attributable, except as otherwise provided in Section 5.6.

Section 1.20  “Plan Administrator” means the committee or person as the Board shall appoint.

Section 1.21  “Plan Year” means the period beginning on January 1st and ending on December 31st of each year.  The initial Plan Year shall commence on the Effective Date and shall end on the following December 31st.

Section 1.22  “Termination of Employment” means the termination of the Participant’s employment with the Company.

Article 2
Eligibility, Participation and Awards

Section 2.1      Selection by CEO and Plan Administrator.  Participation in the Plan shall be limited to a select group of Non-employee Directors, executives, and other employees of the Company, as determined by the CEO and Plan Administrator, and subject to review and approval by the Compensation and Human Resource Committee of the Board.  Each participant will be notified in writing that he or she has been selected as a Participant in the Plan.

Section 2.2   Enrollment Requirements.  As a condition to participation, each selected employee shall complete, execute and return to the Plan Administrator an Award Document and a Beneficiary Designation Form within thirty (30) days of receipt of the notification described in Section 2.1.  In addition, the CEO and Plan Administrator with the review and approval of the Compensation and Human Resource Committee of the Board, shall establish from time to time such other enrollment and eligibility requirements as it determines in its sole discretion are necessary.

Section 2.3   Eligibility; Commencement of Participation.  Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan, that employee will be covered by the Plan and will be eligible to receive benefits at the time and in the manner provided hereunder, subject to the provisions of the Plan.

Section 2.4   Performance Goals. Company performance goals will be recommended by the CEO and approved by the Compensation and Human Resource Committee of the Board and communicated to Participants by the Plan Administrator.

Section 2.5   Termination of Participation and/or Eligibility.  If the CEO and Plan Administrator: (a) determine that a Participant no longer qualifies as a member of a select group of management or other selected employees, or functioning Non-employee Director; or (b) decides that the Participant should no longer be eligible to participate in the Plan, the CEO and Plan Administrator shall have the right, in their sole discretion, to terminate the Participant’s participation in the Plan.  Such termination shall not cause a distribution of benefits under this Plan.  Rather, upon such termination, benefit distributions will be made in accordance with Article 5.

Section 2.6   Awards.  If a Participant achieves the performance criteria in his or her Award Document, as determined in the CEO and Plan Administrator’s discretion, the Company shall grant an Award to that Participant.

      Section 2.7   Awards for Non-Employee Directors.  The CEO and Plan Administrator shall determine all Awards to Non-Employee Directors, subject to review and approval by the Compensation and Human Resource Committee of the Board. The Board (or the committee acting on behalf of the Board), retains the discretionary authority to make Awards to Non-Employee Directors and Awards may be granted to Non-employee Directors under this Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the CEO and Plan Administrator, as the case may be, deems appropriate.  Awards granted to Non-employee Directors will not be subject to performance goals.

None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or a committee acting on behalf of the Board under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the Board to nominate any Non-employee Director for reelection or (b) to be evidence of any agreement or understanding, express or implied, that the Non-employee Director has a right to continue as a Non-employee Director for any period of time or at any particular rate of compensation.

Section 2.8   Vesting in Awards.  If a Participant is employed by the Company or serving as a Non-employee Director of the Company on the last day of the third (3rd) Plan Year following the Plan Year to which an Award is attributable, the Participant shall become vested and eligible to receive Plan benefits for such Award.  The awards are subject to three-year cliff vesting and, for Participants who are not Non-employee Directors, a one-year performance period.  Notwithstanding the foregoing, a Participant shall become one hundred percent (100%) vested in any Award upon his or her death, Disability or Change in Control and, with respect to Participants other than Non-employee Directors, his or her Normal or Early Retirement Date.

Article 3
Earning of Awards

Section 3.1   Awards.  Awards, if any, are provided in the sole discretion of the CEO and Plan Administrator and are based on performance criteria that have been pre-established and communicated to Participants via the Award Document.  Awards to Non-employee Directors are not required to be based on performance criteria.  As the Plan develops and priorities change, the CEO and Plan Administrator, in their discretion, may revise performance measures and goals according to Section 2.4 hereinabove.

Section 3.2   Performance-Based Awards.  Threshold, target, and maximum Awards of Phantom Stock will be set by the CEO and Plan Administrator for each eligible position at competitive levels.  Awards will be calculated using a cliff vesting approach, and performance-based Awards are calculated as a proportion of threshold, target and maximum criteria levels, as determined by the Compensation and Human Resource Committee of the Board and set forth in the Award Document.

Article 4
Phantom Stock Account

Section 4.1   Establishing and Crediting.  The Company shall establish a Phantom Stock Account on its books for the Participant, and shall credit to the Phantom Stock Account the following amounts:

Section 4.1.1     Awards.  Any Phantom Stock Awards granted to the Participant in accordance with Article 3 hereinabove.

Section 4.2   Valuation.  When granted, the base value of each share of Phantom Stock shall be equal to the Company’s book value as of December 31 of the Plan Year of the Award divided by 10,000,000 shares on December 31 of such Plan Year (the “Base Value”) or  Base Year Equity Capital / 10,000,000 = Base Share Price

Section 4.3   Statement of Accounts.  The Company shall provide to each Participant an annual statement setting forth the Phantom Stock Account Value and the number of shares of Phantom Stock credited to the Phantom Stock Account.

Section 4.4    Accounting Device Only.  The Phantom Stock Account is solely a device for measuring amounts to be paid under this Plan.  The Phantom Stock Account is not a trust fund of any kind. The Participant is a general unsecured creditor of the Company for the payment of benefits.  The benefits represent the mere Company promise to pay such benefits. The Participant’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Participant’s creditors.

Article 5
Benefits

Section 5.1   Normal Benefit.  Subject to the provisions of this Article 5, following the Benefit Date for each Award, the Company shall pay to the Participant the Phantom Stock Account Value for such Award.  Payment shall be made in a lump sum in cash between January 1st and March 15th immediately following the Benefit Date.

Section 5.2   Termination for Cause. Notwithstanding Section 5.1, if a Participant has a Termination of Employment for Cause before payment is made of any vested Phantom Stock Account Value pursuant to Sections 5.1 or 5.3, the Company shall not pay any benefit under this Plan and the Participant’s Phantom Stock Account shall be immediately forfeited.

Section 5.3   Retirement Benefit.  Subject to Section 5.2, with respect to a Participant who has attained his or her Early or Normal Retirement Date, all Awards shall be fully vested and the Company shall pay to the Participant the Phantom Stock Account Value for each such Award following the Benefit Date for such Award.  Payment shall be made in a lump sum in cash between January 1st and March 15th immediately following the Benefit Date.  If any such Award is subject to the attainment of performance goals as set forth in Section 2.4, such Award shall be paid only to the extent the performance goals have been achieved as set forth in the Award Document.

Section 5.4   Death Benefit.  Upon the death of a Participant, all Awards made with respect to such Participant shall be fully vested and the Company shall pay to the Participant’s Beneficiary, the Phantom Stock Account Value for each such Award following the Benefit Date for such Award.  Payment shall be made in a lump sum in cash between January 1st and March 15th immediately following the Benefit Date.  If any such Award is subject to the attainment of performance goals as set forth in Section 2.4, such Award shall be paid only to the extent the performance goals have been achieved as set forth in the Award Document.

Section 5.5   Disability Benefit.  Upon the Disability of a Participant, all Awards shall be fully vested and the Company shall pay to the Participant the Phantom Stock Account Value for each such Award following the Benefit Date for such Award.  Payment shall be made in a lump sum in cash between January 1st and March 15th immediately following the Benefit Date.  If any such Award is subject to the attainment of performance goals as set forth in Section 2.4, such Award shall be paid only to the extent the performance goals have been achieved as set forth in the Award Document.

Section 5.6   Change in Control.  Upon a Change in Control, all performance goals with respect to any Award shall be deemed met at target and all Awards shall be immediately fully vested.  The Company shall pay to the Participant the Phantom Stock Account Value for each such Award upon the occurrence of the Change in Control.  Notwithstanding any provision of the Plan to the contrary, the appreciation in value of each Phantom Stock share shall be equivalent to the excess, if any, of (a) the book value of one (1) share of the Company as of the Change in Control, over (b) the book value of one (1) share of the Company on the December 31st of the Plan Year to which the Award is attributable.

Section 5.7   Unforeseeable Administrative Delays in Payment.  Notwithstanding anything in this Plan to the contrary, if calculation of the Phantom Stock Account Value for any Award payable by any payment date specified in this Article 5 is not administratively practicable due to events beyond the control of the Participant (or the Participant’s Beneficiary or estate) and for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 1.409A-1(b)(4)(ii) of the Treasury Regulations.

Article 6
Beneficiaries

Section 6.1   In General.  Each Participant shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Plan upon the death of the Participant.  The Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan of the Company in which the Participant participates.

Section 6.2   Designation.  Each Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent.  If the Participant names someone other than the Participant’s spouse as a Beneficiary, the Plan Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Plan Administrator, executed by the Participant’s spouse and returned to the Plan Administrator.  The Participant’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved.  The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures.  Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant’s death.

Section 6.3   Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

Section 6.4   No Beneficiary Designation.  If the Participant dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant’s spouse shall be the designated Beneficiary.  If the Participant has no surviving spouse, any benefit shall be paid to the personal representative of the Participant’s estate.

Article 7
Termination and Amendment

Section 7.1   Termination; Amendments.  The Company reserves the right to terminate the Plan at any time with respect to any or all of its Participants, by action of its Board.  This Plan may also be amended at any time by the Company, by action of the Board; provided, however, that no such amendment of the Plan may (a) adversely affect a Participant’s benefit under the Plan to which he or she has become entitled in accordance with the Plan as in effect on the date immediately preceding the date of such amendment, or (b) adversely affect a Participant’s right or the right of a Participant’ Beneficiary to receive a benefit in accordance with the Pan as in effect on the date immediately preceding the date of such amendment, or (c) cause any payment that a Participant or Beneficiary is entitled to receive under this Plan to become subject to an income tax penalty or interest payable under Section 409A of the Code.

Article 8
Miscellaneous

Section 8.1   Binding Effect.  This Plan shall bind the Participant and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

Section 8.2   No Guarantee of Employment.  This Plan is not an employment policy or contract.  It does not give the Participant the right to remain an employee or director of the Company, nor does it interfere with the Company’s right to discharge the Participant.  It also does not require the Participant to remain an employee nor interfere with the Participant’s right to terminate employment at any time.

Section 8.3   Non-Transferability.  Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

Section 8.4   Reorganization.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of, including but not limited to, merger or consolidation into or with another company, reorganization or sale of substantially all of its assets to another company, firm, or person.  Upon the occurrence of such event, the term “Company” as used in this Plan shall be deemed to refer to the successor or survivor company.

Section 8.5   Tax Withholding.  The Company shall withhold any taxes that are required to be withheld.  The Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities.  The Company shall satisfy all applicable tax reporting requirements.

Section 8.6   Applicable Law. This Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Connecticut to the extent not superseded by the laws of the United States. Anything in this Plan to the contrary notwithstanding, the terms of this Plan shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Treasury Regulations thereunder so as not to subject any Participant or Beneficiary to the payment of any tax penalty or interest which may be imposed by Section 409A of the Code and the Company shall have no right to accelerate, delay or make any payment under this Plan except to the extent such action would not subject any Participant or Beneficiary to the payment of any tax penalty or interest under Section 409A of the Code. It is intended that payments made under this Plan shall be exempt from compliance with Section 409A of the Code pursuant to the exception for short-term deferrals set forth in Section 1.409A-1(b)(4) of the Treasury Regulations.  If all or a portion of any benefit payable to a Participant or Beneficiary under this Plan constitutes taxable income to such Participant or Beneficiary for any taxable year that is prior to the taxable year in which such benefit is to be paid to such Participant or Beneficiary as a result of the Plan’s failure to comply with the requirements of Section 409A of the Code and the Treasury Regulations thereunder, the applicable benefit shall be immediately paid to such Participant or Beneficiary to the extent that such benefit is required to be included in income.  The Company shall reimburse such Participant or Beneficiary on a fully grossed-up and after-tax basis for any tax penalty or interest payable in connection with such income inclusion (so that the recipient of such reimbursement is held economically harmless) ten business days prior to the date such tax penalty or interest is due and payable by such Participant or Beneficiary to the government.

Section 8.7   Unfunded Arrangement.  Participants and Beneficiaries are general unsecured creditors of the Company for the payment of vested benefits under this Plan.  The benefits represent the mere promise by the Company to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.

Section 8.8   Entire Agreement.  This Plan and the Participant’s Award Document constitute the entire agreement between the Company and the Participant as to the subject matter hereof.  No rights are granted to the Participant by virtue of this Plan and the Award Document other than those specifically set forth therein.

Section 8.9   Alternative Action.  In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan due to regulatory or other constraints, the Company or Plan Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company, provided that such alternative act does not subject any Participant or Beneficiary to the payment of any tax penalty or interest which may be imposed by Section 409A of the Code.

Section 8.10  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein shall include the feminine, the plural shall include the singular and the singular shall include the plural.

Section 8.11  Severability.  If any part of the Plan is declared in any suit or by any governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan.  Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Section 8.12  Board’s Discretion.  All decisions of the Board under the Plan, whether to act or not to act, shall be in the Board’s sole discretion.

In Witness Whereof, the Company signs this Plan.

Company:

Farmington Savings Bank

By:	/s/ Lee D. Nordstrom
Title:	SVP Human Resources

Farmington Savings Bank
Phantom Stock Plan

Beneficiary Designation Form

{  }           New Designation
{  }           Change in Designation

I, ________________________________, designate the following as Beneficiary under the Plan:

Primary:
____________________________________________________________________________	_____%

____________________________________________________________________________	_____%

Contingent:
____________________________________________________________________________	_____%

____________________________________________________________________________	_____%

Notes:
●	Please PRINT CLEARLY or TYPE the names of the beneficiaries.
●	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
●	To name your estate as Beneficiary, please write “Estate of [your name]”.
●	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death.  I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Signature:

Printed Name:	Date:

Received by the Plan Administrator this _______ day of ___________________, 20___

By:

Title:

Farmington Savings Bank
Phantom Stock Plan

Award Document For Employees

To receive an Award under the Plan for the year ________, the following performance objectives must be attained.

I.           Overall.  Equity Growth Capital or Book Value Appreciation is defined as…

Overall: Growth in Equity Capital or Book Value Appreciation (to be defined)	Equity Grant Size Tier x
Threshold	x% of Base Salary
Target	x% of Base Salary
Maximum	x% of Base Salary

II.           Department.  [insert department level goals, if any]

III.           Individual.  [insert individual participant goals, if any]

Subject to the terms of the Plan, if the performance criteria above are attained during the applicable Plan Year, the Company agrees to grant an Award to the Participant.  The Award will vest pursuant to the terms of the Plan.

Farmington Savings Bank
By:
As its:
Date:

Acknowledged:

I have read the Plan, and agree to be bound by its terms and by the terms of the Award Document.

Participant	Date

Farmington Savings Bank
Phantom Stock Plan

Farmington Savings Bank
Phantom Stock Plan

Award Document For Non-Employees Directors

Subject to the terms of the Plan, the Company agrees to grant an Award of ____ shares of Phantom Stock to the Participant for the year ____.  The Award will vest pursuant to the terms of the Plan.

Farmington Savings Bank
By:
As its:
Date:

Acknowledged:

I have read the Plan, and agree to be bound by its terms and by the terms of the Award Document.

Participant	Date